Exhibit 99.1

Second Sight Reports Second Quarter 2016 Financial Results

Sylmar, CA, July 28, 2016 – Second Sight Medical Products, Inc. (NASDAQ: EYES) ("Second Sight" or "the Company"), a developer, manufacturer and marketer of implantable visual prosthetics to provide some useful vision to blind patients, today reported financial results for the three- and six-month periods ended June 30, 2016.

Recent Company Highlights:

•	Completed oversubscribed Rights Offering, giving the Company access to an additional $19.5 million to fund ongoing trials and research;
•	Generated net sales of $1.0 million in the second quarter of 2016 compared to $2.7 million in the second quarter of 2015;
•	Implanted 11 Argus® II Retinal Prosthesis Systems ("Argus II") worldwide during the second quarter of 2016 compared to 20 implants in the second quarter of 2015, representing over 200 implants worldwide to date;
•	The Centers for Medicare & Medicaid Services (CMS) posted the proposed rules for the 2017 Medicare Hospital Outpatient Prospective Payment System, establishing a proposed Medicare hospital outpatient rate of $150,000 for Argus II and the associated surgical implantation procedure;
•	Positive 5-year data supporting the long-term safety and benefits of the Argus II was recently published in the medical journal Ophthalmology;
•	Preclinical work on the Orion™ I Visual Cortical Prosthesis (“Orion I”) continues and the Company remains on track to perform the first human implant in the first half of 2017; and,
•	Entered into agreements with Orient Europharma Co. Ltd. in Taiwan and with Arshia Gostar Darman Co. Ltd. in Iran to distribute the Argus II.

“We appreciate the strong show of support from investors through our recent Rights Offering. This infusion of cash will help us to continue funding the important work we do serving a growing population who have lost their sight,” stated Will McGuire, President and CEO of Second Sight. “We are also encouraged by the higher proposed CMS reimbursement rate for 2017, which would cover both the Argus II and the associated surgical procedure. Looking ahead, we believe that Second Sight is poised to see a rebound in implant numbers in the second half of the year and beyond,” McGuire added.

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“We are also pleased with the publication of the five-year data from the Argus II clinical trial. Results of the study show that the improvement in patients’ visual function was sustained over five years and the long-term safety profile and benefit of the Argus II have been confirmed. As we move into the second half of 2016, we are excited about the enhancements to the Argus II externals and advanced software improvements that are in development. Our position as the dominant industry player reflects these ongoing technological investments and the growing evidence of the safety, reliability and longevity of our product. Our goal, as always, is to build a solid platform that will deliver long-term growth to shareholders and to improve the quality of life for those in our patient population,” concluded McGuire.

Second Quarter 2016 Financial Results

Total revenue was $1.0 million for the second quarter of 2016, compared with $2.7 million in the second quarter of 2015. There were 11 Argus II retinal prostheses implanted in the second quarter of 2016, compared to 20 for the second quarter of 2015. Although U.S. implant volumes rebounded modestly versus the prior quarter, the Company’s business in the second quarter of 2016 was still recovering from lower Medicare outpatient payment rates, which became effective on January 1, 2016.

Gross loss was $2.2 million in the second quarter of 2016, compared to a $1.1 million gross profit in the second quarter of 2015. This gross loss is the result of approximately $1.0 million in revenue less $3.2 million in cost of sales. This cost of sales figure is comprised of approximately $700,000 of product costs, approximately $1 million of unabsorbed production costs due to a lower production volume and a one-time $1.5 million adjustment for excess inventory.

Total operating expenses in the second quarter of 2016 were $6.3 million, compared with $6.0 million in the second quarter of 2015, reflecting higher administrative costs, including higher stock-based compensation and salaries.

Net loss in the second quarter of 2016 was $8.5 million, or $0.23 per share, compared with a net loss of $4.9 million, or $0.14 per share, in the prior year quarter. The Company recorded non-cash charges of $2.3 million and $0.6 million during the second quarters of 2016 and 2015, respectively.

Non-GAAP adjusted net loss in the second quarter of 2016, excluding non-cash charges, was $6.2 million, or a non-GAAP net loss of $0.17 per share, compared to a non-GAAP adjusted net loss of $4.3 million, or $0.12 per share, in the second quarter of 2015.

Six Months Ended June 30, 2016 and 2015 Financial Results

For the six months ended June 30, 2016, total revenue was $2.1 million compared to $4.4 million in 2015. The decline was primarily driven by a reduction in U.S. implant volumes as a result of customer concerns that the new Medicare outpatient payment rate, which became effective on January 1, 2016, would be insufficient to cover costs of the Argus II and related surgical procedure.

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Gross loss in first six months of 2016 was $2.1 million, versus a gross profit of $1.5 million in 2015. The six month results for 2016 include the unabsorbed production costs and one-time inventory adjustment mentioned above.

Total operating expenses during the first six months of 2016 were $12.3 million versus $11.4 million during the same period in 2015. This increase includes higher general and administrative costs offset by lower R&D and clinical costs, including higher compensation and stock-based compensation costs.

Operating loss in the first half of 2016 was $14.3 million, compared to an operating loss of $9.9 million in the comparable 2015 period.

Net loss for the six months ended June 30, 2016 was $14.3 million, or $0.39 per share, compared with a net loss of $9.9 million, or $0.28 per share in the prior year period. Non-GAAP adjusted net loss for the six months ended June 30, 2016, excluding non-cash expenses, was $11.0 million, or a loss of $0.30 per share compared with Non-GAAP adjusted net loss of $8.7 million and $0.24 per share in the prior year period.

As of June 30, 2016, Second Sight had $23.9 million in cash, cash equivalents and investments, compared to $16.0 million as of December 31, 2015.

2016 Objectives

•	Secure coverage with additional Medicare Administrative Contractors (MACs) in the U.S. as well as other key markets globally;

•	Work with CMS to establish Medicare reimbursement rates that cover the costs related to furnishing the Argus II to patients in 2017 and beyond;

•	Expand global footprint by continuing to grow the number of implanting centers and enter additional markets;

•	Improve the Argus II technology, including significant R&D milestones for the next generation externals and advanced software;

•	Complete enrollment of the Dry Age-Related Macular Degeneration feasibility clinical trial and finalize a go-forward strategy; and,

•	Complete animal testing and file the Investigational Device Exemption (IDE) application with the FDA to test the Orion I in humans.

Conference Call

As previously announced, Second Sight management will host its second quarter 2016 conference call as follows:

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Date	July 28, 2016

Time	4:30 PM EDT

Telephone U.S:	(800) 891-9945

International:	(212) 271-4657

Webcast (live and archive)	www.secondsight.com under the 'Investor Relations' section.

A replay of the conference call will be available for two weeks after the call's completion by dialing (800) 633-8284 (U.S.) or (402) 977-9140 (International). The conference ID for the replay is 21815294. The archived webcast will be available for 30 days via the aforementioned URL.

About the Argus® II Retinal Prosthesis System

Second Sight's Argus II System provides electrical stimulation that bypasses the defunct retinal cells and stimulates remaining viable cells inducing visual perception in individuals with severe to profound outer retinal degeneration such as retinitis pigmentosa (RP). The Argus II works by converting images captured by a miniature video camera mounted on the patient's glasses into a series of small electrical pulses, which are transmitted wirelessly to an array of electrodes implanted on the surface of the retina. These pulses are intended to stimulate the retina's remaining cells, resulting in the perception of patterns of light in the brain. The patient then learns to interpret these visual patterns, thereby regaining some useful vision. The system is controlled by software and is upgradeable, which may provide improved performance as new algorithms are developed and tested. Therefore current and future Argus II users may benefit from the continuously improving technology.

The Argus II is the first artificial retina to receive widespread approval, and is offered at approved centers in Austria, Canada, France, Germany, Italy, Netherlands, Saudi Arabia, Spain, Switzerland, Turkey, United Kingdom and the United States.

About Second Sight

Second Sight's mission is to develop, manufacture and market innovative implantable visual prosthetics to enable blind individuals to achieve greater independence. Second Sight has developed and now manufactures and markets the Argus® II Retinal Prosthesis System. Enrolment has been completed in a feasibility trial to test the safety and utility of the Argus II in individuals with Dry Age-Related Macular Degeneration. Second Sight is also developing the Orion™ I Visual Cortical Prosthesis to restore some vision to individuals who are blind due to causes other than preventable or treatable conditions. U.S. Headquarters are in Sylmar, California, and European Headquarters are in Lausanne, Switzerland. For more information, visit www.secondsight.com.

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Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange and Exchange Act of 1934, as amended, which are intended to be covered by the "safe harbor" created by those sections. All statements in this release that are not based on historical fact are "forward looking statements." These statements may be identified by words such as "estimates," "anticipates," "projects," "plans," or "planned," "seeks," "may," "will," "expects," "intends," "believes," "should," "potentially," "objectives," and similar expressions or the negative versions thereof and which also may be identified by their context. While management has based any forward looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of the Company’s Annual Report on Form 10-K as filed on March 11, 2016 and the Company’s other reports filed from time to time with the Securities and Exchange Commission. We urge you to consider those risks and uncertainties in evaluating the Company’s forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Reconciliation to Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Non-GAAP net loss and Non-GAAP net loss per share which are non-GAAP financial measures. Non-GAAP net loss and Non-GAAP net loss per share are not measurements of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definition of Non-GAAP net loss and Non-GAAP net loss per share may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Non-GAAP net loss and Non-GAAP net loss per share, as defined by the Company, represent net loss adjusted for non-cash stock-based compensation and a reserve for excess inventory. Management believes that these non-GAAP financial measures provide useful supplemental information regarding the performance of the Company’s business operations and facilitates comparisons to the Company’s historical operating results. For a full reconciliation of Non-GAAP net loss to the most comparable GAAP financial measures, please see the tables at the end of this press release.

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Investor Relations:

Institutional Investors

In-Site Communications, Inc.
Lisa Wilson, President

212-452-2793

lwilson@insitecony.com

or

Individual Investors

MZ North America
Greg Falesnik, Senior Vice President

949-385-6449

greg.falensik@mzgroup.us

Media Relations:
Pascale Communications, LLC
Allison Potter, Senior Account Executive
412-228-1678

allison@pascalecommunications.com

Source: Second Sight Medical Products, Inc.

Financial Tables Follow

Page 7: Second Sight Reports Second Quarter 2016 Financial Results

SECOND SIGHT MEDICAL PRODUCTS, INC.

AND SUBSIDIARY

Condensed Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2016	2015
	(unaudited)
ASSETS
Current assets:
Cash	$184	$239
Money market funds	23,691	15,721
Accounts receivable	677	1,501
Inventories, net	7,367	8,209
Prepaid expenses and other current assets	626	1,094

Total current assets	32,545	26,764

Property and equipment, net	1,525	1,432
Deposits and other assets	51	49

Total assets	$34,121	$28,245

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$671	$710
Accrued expenses	1,766	2,068
Accrued compensation expense	1,676	2,069
Accrued clinical trial expense	551	616
Deferred revenue	263	322
Deferred grant revenue	1,105	2,197

Total current liabilities	6,032	7,982

Commitments and contingencies

Stockholders’ equity	28,089	20,263

Total liabilities and stockholders’ equity	$34,121	$28,245

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SECOND SIGHT MEDICAL PRODUCTS, INC.

AND SUBSIDIARY

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)

Net sales	$1,037	$2,661	$2,090	$4,361
Cost of sales	3,241	1,569	4,153	2,865
Gross profit (loss)	(2,204)	1,092	(2,063)	1,496

Operating expenses:
Research and development, net of grants	916	849	1,678	1,896
Clinical and regulatory	568	892	1,346	1,559
Selling and marketing	2,199	2,298	4,211	4,293
General and administrative	2,620	2,000	5,030	3,656
Total operating expenses	6,303	6,039	12,265	11,404

Loss from operations	(8,507)	(4,947)	(14,328)	(9,908)

Interest and other income, net	3	25	8	29

Net loss	$(8,504)	$(4,922)	$(14,320)	$(9,879)

Net loss per common share – basic and diluted	$(0.23)	$(0.14)	$(0.39)	$(0.28)

Weighted average shares outstanding – basic and diluted	37,540	35,522	36,756	35,413

Page 9: Second Sight Reports Second Quarter 2016 Financial Results

SECOND SIGHT MEDICAL PRODUCTS, INC.

AND SUBSIDIARY

Reconciliation of Non-GAAP Information to Most Comparable GAAP Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Net loss	$(8,504)	$(4,922)	$(14,320)	$(9,879)

Add back non-cash charges:
Reserve for excess inventory	1,505	-	1,505	-
Stock-based compensation	802	640	1,823	1,208
Non GAAP net loss	$(6,197)	$(4,282)	$(10,992)	$(8,671)

Net loss per share	$(0.23)	$(0.14)	$(0.39)	$(0.28)

Add back non-cash charges:
Reserve for excess inventory	0.04	-	0.04	-
Stock-based compensation	0.02	0.02	0.05	0.03
Non GAAP net loss per share	$(0.17)	$(0.12)	$(0.30)	$(0.24)